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                                                                   Exhibit 10(h)


                               ENERGEN CORPORATION
                         1997 DEFERRED COMPENSATION PLAN
                          (As amended October 1, 1999)

         Energen Corporation, an Alabama corporation, hereby establishes the Energen Corporation 1997 Deferred Compensation Plan, effective as of April 25, 1997, in order to provide deferred compensation to directors and certain key employees of Energen Corporation and its affiliated companies. The purpose of the Energen Corporation Deferred Compensation Plan is to assist Energen Corporation and its affiliated companies in retaining directors and key employees, encouraging their long term commitment to the company's success, and attracting new directors and key employees by offering them an opportunity to defer compensation and participate in the success of Energen Corporation and its affiliated companies, and allowing them to share in increases in the value of Energen Corporation.


                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1 Definitions. When used in this document with initial capital letters, the following terms have the meanings indicated unless a different meaning is plainly required by the context:

                  (a) "Account" or "Accounts" means the account or accounts established and maintained for a Participant pursuant to Article IV of the Plan. A Participant's Account shall consist of the Participant's Investment Account and the Participant's Company Stock Account.

                  (b) "Alagasco" means Alabama Gas Corporation, a subsidiary of Energen Corporation.

                  (c) "Allocation Request Form" means such form or forms as may be approved by Energen from time to time for use by a Participant to request
(i) an allocation of certain deferred compensation and/or an allocation or reallocation of the Participant's Investment Account among available investment options pursuant to Section 7.2(c), (ii) that certain deferred compensation be allocated to the Participant's Company Stock Account pursuant to Section 7.1(g); and/or (iii) diversification of part or all of the Company Stock Account pursuant to Section 7.1(h).

                  (d) "Basin" means Basin Pipeline Corporation, a subsidiary of Energen Corporation.

                  (e) "Board of Directors" means the Board of Directors of Energen Corporation.


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                  (f)      "Cash Compensation" means any one or more of the
following items of compensation:

                           (i)      Base salary;

                           (ii) Awards under the Energen Corporation Annual Incentive Compensation Plan (or any successor plan), as amended from time to time;

                           (iii) Awards under the Energen Corporation Salaried Employee Incentive Compensation Plan (or any successor plan), as amended from time to time; and

                           (iv) Director fees including retainer, meeting, committee, and other fees payable to a Director for service in such capacity.

                  (g) "Change in Control" means the occurrence of any one or more of the following:

                           (1) The acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13(d)-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of Energen (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Energen entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (1) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Energen or any corporation controlled by Energen shall not constitute a Change in Control;

                           (2) Individuals who, as of October 1, 1999,
constitute the Board of Directors of Energen (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Energen (the "Board of Directors"); provided, however that any individual becoming a director subsequent to such date whose election, or nomination for election by Energen's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;


                           (3) Consummation of a reorganization, merger or
consolidation, or sale or other disposition of all or substantially all of the assets, of Energen (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and



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Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Energen or all or substantially all of Energen's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Energen or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

                           (4) Any transaction or series of transactions which
is expressly designated by resolution of the Board of Directors to constitute a Change in Control for purposes of this Agreement.

                  (h) "Code" means the Internal Revenue Code of 1986, as amended.

                  (i) "Common Stock" means the Common Stock, par value $0.01 per share, of Energen Corporation as such stock may be reclassified, converted or exchanged by reorganization, merger or otherwise.

                  (j) "Company Stock Account" means an account established and maintained for a Participant as a record of the Participant's hypothetical investments in shares of Common Stock.

                  (k) "Deferral Election Form" means such the form or forms as may be approved by Energen from time to time for use by a Participant to elect to defer compensation under the Plan.

                  (l) "Director" means a member of the board of directors of a Participating Employer.

                  (m) "Disability" means the total and permanent disability of a Participant which entitles the Participant to a disability benefit under a disability program sponsored or maintained by the Participant's Participating Employer; provided, that if no such program is applicable to the Participant, then "Disability" with respect to such Participant means that, based on medical evidence reasonably satisfactory to Energen, the Participant is totally and permanently unable to engage in



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any occupation or gainful employment for which the Participant is reasonably suited by background, training, education or experience.

                  (n) "Discretionary Amount" means amounts credited to a Participant's Account pursuant to Section 4.4.

                  (o) "Distributable Event" means an event identified as such in Section 6.1.

                  (p) "EGN" means EGN Services, Inc., a subsidiary of Energen Corporation.

                  (q) "Energen" means Energen Corporation, an Alabama corporation.

                  (r) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (s) (i) "Fair Market Value Average", (ii) "Fair Market Value Close", and (iii) "Fair Market Value Twenty" mean respectively:

                           (i) the average of the high and low sales prices on the Composite Tape for the New York Stock Exchange
                           - Listed Stocks ("NYSE composite") for the Common Stock on a specified date,

                           (ii) the closing sales price of the Common Stock on the NYSE composite for a specified date, and

                           (iii) the twenty day average high and low sales prices for the Common Stock on the NYSE composite for the twenty business days ending on a specified date.

In the event that the Common Stock is not traded on the NYSE, the Officers Review Committee, in its reasonable discretion, shall specify appropriate alternative measures of Common Stock value.

                  (t) "Heat Tech, Inc." means American Heat Tech, Inc., a subsidiary of Energen Corporation.

                  (u) "Investment Account" means an account established and maintained for a Participant as a record of the Participant's hypothetical investments in available investment options.

                  (v) "Midtown NGV" means Midtown NGV, Inc., a subsidiary of Energen Corporation.

                  (w) "Officer" means an officer of a Participating Employer elected to such position by the board of directors of such Participating Employer.


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                  (x)      "Officers Review Committee" means the Officers Review
Committee of the Board of Directors or such other person or persons as may be designated by the Board of Directors to act on behalf of the Board of Directors in the administration of the Plan.

                  (y) "Participant" means an individual identified as such under Article III of the Plan.

                  (z) "Participating Employer" means any employer participating in the Plan pursuant to Article II of the Plan.

                  (aa) "Plan" means the Energen Corporation 1997 Deferred Compensation Plan, as of its original effective date, including any amendments thereto, which is maintained by Energen and its affiliated companies primarily for the purpose of providing financial incentives for directors and certain key employees of Energen and its affiliated companies.

                  (bb) "Qualifying Compensation" means items of compensation which either:

                           (i) first become payable in a calendar year subsequent to the calendar year of the applicable election for services rendered during periods of service subsequent to the date of such election; or

                           (ii) first become payable and determinable in amount during a calendar year subsequent to the calendar year of the applicable election and at least 180 days subsequent to the date of such election.

The foregoing notwithstanding, with respect to an election made within thirty days of the effective date of the Plan, "Qualifying Compensation" means items of Compensation which either

                           (i) first become payable subsequent to the date of the applicable election for services rendered during periods of service subsequent to the date of such election; or

                           (ii) first become payable and determinable in amount subsequent to the date of the applicable election.

                  (cc) "Stock Compensation" means any one or more of the following items of compensation:

                           (i) Awards under the Restricted Stock Incentive Plan of Energen Corporation, as amended;

                           (ii) Awards under the Energen Corporation 1992 Long-Range Performance Share Plan, as amended from time to time;


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                           (iii)    Annual or elective grants under the Energen
                           Corporation 1992 Directors Stock Plan, as amended from time to time;

                           (iv) Grants under the Energen Corporation 1988 Stock Option Plan, as amended from time to time; and

                           (v) Awards under the Energen Corporation 1997 Stock Incentive Plan, as amended from time to time.

                  (dd) "Taurus" means Taurus Exploration, Inc., a subsidiary of Energen Corporation.

                  (ee) "Taurus USA" means Taurus Exploration USA, Inc., a subsidiary of Taurus.

                  (ff) "Trust" means the trust described in Section 12.4. The Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. Participants and their beneficiaries shall have no beneficial ownership interest in any assets of any such Trust.

                  (gg) "Trustee" means the corporation or person or persons selected by Energen to serve as Trustee for the Trust.

                  (hh) "Vested" means an interest in the benefit described under the Plan which may be payable to or on behalf of the Participant in accordance with the terms of the Plan.


                                   ARTICLE II.
                             PARTICIPATING EMPLOYERS

         Section 2.1 Eligibility. To be eligible to adopt and participate in the Plan, an employer must be a member of the "controlled group" of corporations, within the meaning of Section 414 of the Code, that includes Energen and must be determined to be eligible to participate in the Plan by Energen. The corporations which are eligible to participate in this Plan as of April 25, 1997, are Energen, Alagasco, Taurus, Taurus USA, Basin, EGN, Heat Tech, and Midtown NGV.

         Section 2.2 Participation Reimbursements. Energen, the sponsor of the Plan, Alagasco, Taurus, Taurus USA, Basin, EGN, Heat Tech and Midtown NGV are Participating Employers in the Plan effective as of April 25, 1997. Any other affiliated company that is or becomes eligible to adopt the Plan and become a Participating Employer pursuant to Section 2.1 of the Plan may, with the approval of the Board of Directors by resolution of the Board of Directors, adopt this Plan and become a Participating Employer in the Plan. The date on which such eligible company may become a Participating Employer in the Plan shall be stated in the resolutions of the Board of Directors. Each of the Participating Employers agree to make payments of their allocable portion of the benefits provided under the Plan to their respective employee and Director Participants.


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Energen hereby guarantees the performance by each of the other Participating
Employers of their respective obligations under the Plan. Neither the respective benefit payment obligations of the Participating Employers nor Energen's guarantee of performance is secured in any way. Such obligations and guarantee constitute no more than unfunded and unsecured promises of payment and performance. Each Participating Employer, other than Energen, shall reimburse Energen for its allocable share of costs and expenses paid by Energen in connection with the operation and administration of the Plan, and shall reimburse Energen for any benefits paid by Energen under the Plan to Participants to the extent allocable to such Participating Employer and its Participants. Payments made to Participants by the Trust shall constitute payments by Energen and Energen shall be reimbursed for such payments by the appropriate Participating Employers.

         Section 2.3 Recordkeeping and Reporting. Each Participating Employer, other than Energen, shall furnish to Energen the information with respect to each of its Participants necessary to enable Energen to maintain records sufficient to determine the benefits (and the compensation sources of such benefits) which may become payable to or with respect to such Participants and to give those Participants any reports which may be required under the terms of the Plan or by law.

         Section 2.4 Termination of Participation. A Participating Employer, other than Energen, may withdraw from participation in the Plan at any time by providing Energen with 30 days advance written notice of such withdrawal from participation and the effective date of such Participating Employer's withdrawal, which 30-day notice period may be waived by Energen. In addition, Energen may terminate a Participating Employer's participation in the Plan by providing such Participating Employer with 30 days advance written notice, which 30-day notice period may be waived by the Participating Employer. A Participating Employer which terminates its participation in the Plan shall remain obligated under the Plan with respect to deferrals made prior to such termination by its Participants (including subsequent investment performance adjustments), unless otherwise expressly agreed by Energen with Energen fully assuming such obligations.

         Section 2.5 Separate Accounting. Energen shall establish and maintain separate Accounts for each of the Participating Employers and their respective Participants. Such separate accounting is intended to comply with
Section 404(a)(5) of the Code and Section 1.404(a) - 12 of the Treasury Regulations (which provide that an employer can deduct the amounts contributed to a nonqualified plan in the taxable year in which an amount attributable to the contribution is includable in the gross income of employees participating in the plan, but, in the case of a plan in which more than one employee participates only if separate accounts are maintained for each employee).


                                  ARTICLE III.
                          ELIGIBILITY AND PARTICIPATION

         Section 3.1 Eligibility. Each Director and each Officer of a Participating Employer shall be eligible to participate in the Plan effective as of the later of the effective date of the Plan or the date on which such individual first becomes a Director or Officer. In addition, the Officers Review



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Committee may by express action designate other management level or highly compensated employees of the Participating Employers as eligible to participate in the Plan. If the Officers Review Committee designates a management level or highly compensated employee as eligible to become a Participant in the Plan, Energen shall inform the employee in writing of such designation and the date on which the employee shall become a Participant in the Plan.

         Section 3.2 Participation. An individual eligible to participate in the Plan shall become a Participant upon the filing with Energen of a completed Deferral Election Form and acceptance of such form by Energen. The name of each individual eligible to participate in the Plan and the date on which such individual becomes a Participant in the Plan, shall be recorded on Exhibit A, which exhibit is attached hereto and incorporated herein by reference and which shall be revised by Energen from time to time to reflect the operation of the Plan. Once an individual becomes a Participant in the Plan, the individual shall remain a Participant until the benefits which may be payable to the individual under the Plan have been distributed to or on behalf of the individual.

         Section 3.3 Suspension of Eligibility. The Officers Review Committee (or the Board of Directors if the affected Participant is a Director) may in its discretion determine that a Participant will no longer be eligible to participate in the Plan and in such event , the Participant's Section 4.1 compensation deferral election will immediately terminate and no additional amounts shall be credited to his or her Accounts under Sections 7.1(a), (b), (c) and 7.2(a) until such time as the individual is again determined to be eligible to participate in the Plan by the Officers Review Committee (or Board of Directors as appropriate) and makes a new Section 4.1 election. However, the Account of such Participant shall continue to be adjusted by the other provisions of Sections 7.1 and 7.2 until fully distributed.


                                   ARTICLE IV.
                                    BENEFITS

         Section 4.1 Deferred Compensation. A Participant may elect to defer receipt of part or all of any one or more items of Cash Compensation and/or Stock Compensation. A Participant may defer an item of compensation only to the extent that the Participant is entitled to receive such item of compensation. Upon such deferral, the Participant will have no further right to such deferred compensation other than as provided under the Plan. Such deferred compensation shall be the record of the value of such deferred compensation credited to a Participant's Account and shall be used solely for accounting purposes.


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         Section 4.2       Form and Effectiveness of Deferral Election.
Elections to defer compensation under the Plan shall be made in writing on the Deferral Election Form. Such elections may be revised or terminated by the making of a new deferral election on the Deferral Election Form. Deferral elections (including revisions or terminations of prior elections) shall be effective for Qualifying Compensation (subject to the last sentence of this section). Notwithstanding the other provisions of this Plan, a Participant's Deferral Election Form and the various elections and selections made thereon (excepting elections to terminate deferral of one or more items of compensation), shall not become effective unless acceptance thereof by Energen in its sole discretion is acknowledged in writing. A Participant's election to terminate a prior compensation deferral election shall be effective upon delivery to Energen and shall be accepted and honored by the Participating Employers with respect to Qualifying Compensation (subject to the following sentence). An election to reduce or terminate a prior election to defer an item of compensation shall in no event be effective with respect to compensation for services rendered during a period of service commencing prior to the date of such election.

         Section 4.3 Participant Accounts. A Company Stock Account and an Investment Account shall be established and maintained for each Participant. The Company Stock Account shall be measured in shares of Common Stock and the Investment Account shall be measured in dollars. The Company Stock Account shall be credited as described in Section 7.1 for deferred amounts attributable to (i) Stock Compensation and (ii) such amounts of Cash Compensation as may be allocated to the Company Stock Account pursuant to Section 7.1(g). The Investment Account shall be credited as described in Section 7.2 for any deferred amounts of Cash Compensation which are not allocated to the Company Stock Account pursuant to Section 7.1(g).

         Section 4.4 Discretionary Amounts. In addition to amounts deferred by a Participant, the Board of Directors may from time to time, in its sole discretion, authorize a Participant's Participating Employer to credit the Participant's Company Stock Account with additional amounts (denominated in dollars). Such additional amounts may be authorized for such purpose or purposes as the Board of Directors may deem appropriate, including, without limitation, as mirror employer matching contributions or ESOP contributions made by such Participating Employer with respect to The Energen Corporation Employee Savings Plan.


                                   ARTICLE V.
                                    VESTING

         Section 5.1 Vested Benefit. A Participant shall be considered to be 100% Vested in his or her Account.

         Section 5.2 Limitation on Benefits. The benefits that may be payable to or on behalf of a Participant under the Plan shall be equal to a cash payment equal to the value of the amounts credited to the Participant' s Investment Account and a distribution of that number of Common Shares equal to the number of shares credited to the Participant's Company Stock Account (with any fractional share being rounded to a whole share).



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                                   ARTICLE VI.
                                 DISTRIBUTIONS

         Section 6.1 Distributable Events. A Participant's Distributable Event shall be the first to occur of the following events; provided, that events
(b) - (e) shall be Distributable Events only if so elected by the Participant in the Deferral Election Form and further provided that events (d) - (f) are subject to Section 6.6:

                  (a) the Participant's 70th birthday (i.e., the 70th anniversary of the Participant's birth) or such earlier birthday as the Participant may specify in the Deferral Election Form;

                  (b)    Disability (as defined in Section 1.1);

                  (c)    the Participant's death;

                  (d) the first date on which the Participant is NEITHER an employee nor a Director of any Participating Employer;

                  (e) such other event as the Participant may specify in the Deferral Election Form (subject to approval of Energen);

                  (f) the taking of action by the Board of Directors to terminate the Plan pursuant to Section 14.1, or

                  (g)    termination for Cause subject to and in accordance with
                         Section 6.7.

         A Participant's Distributable Event elections must be made on the Participant's initial Deferral Election Form and are irrevocable; provided, that Energen may in its sole discretion allow a Participant to make different Distributable Event elections applicable only with respect to Qualifying Compensation for services rendered during periods of service commencing after the date of such election.

         Section 6.2       Distribution of Benefits.

                  (a) Distribution Commencement Date. Excepting withdrawals under Sections 6.3 and 6.4 which shall be distributed in accordance with those Sections, distribution of a Participant's Plan benefit shall commence as of the first day of the second calendar month immediately following the calendar month in which the Participant's applicable Distributable Event occurs.

                  (b) Form of Distribution. Benefits attributable to the value of the Investment Account shall be delivered to the Participant in dollars. Benefits attributable to the Company Stock Account shall be delivered to the Participant in the form of shares of Common Stock. To the extent that the distribution is in the form of shares of Common Stock, such delivery shall be subject to all applicable securities laws and regulations and Energen shall have taken all steps, if any, including registration and listing, as may be necessary to make the shares immediately saleable by the Participant without further regulatory action or compliance on the part of the Participant (other than



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compliance with paragraphs (f) and (h) of Rule 144 under the Securities Act of
1933). The Participant shall reasonably cooperate with Energen, at Energen's expense, to facilitate such compliance and related actions by Energen.

                  (c) Payment Options. In the event a Participant becomes eligible to receive a payment of benefits under the Plan, the benefits payable to the Participant or, in the event of the Participant's death, to the Participant's designated beneficiary under the Plan shall be paid in accordance with one of the payment options available under the Plan as elected by the Participant on the Participant's Deferral Election Form. The Participant may elect separate payment options with respect to the Investment Account and the Company Stock Account. A Participant may change payment options by electing another payment option available under the Plan on a subsequent Deferral Election Form, but such change in payment option will not be effective until the calendar year following the calendar year in which the change was elected. Further, in no event will any such change in payment option be effective if such change is elected during the calendar year in which the Distributable Event occurs and no further elections may be made once a Distributable Event occurs. The payment options include installment payments over a period certain, a lump sum payment, and such other payment method as may be specified by the Participant and accepted by Energen. The Board of Directors may, in its sole discretion, reduce the payment period over which payments would have been made pursuant to the payment option elected by a Participant (including consolidation into a lump sum); provided, that in the event of a Change in Control, no reduction of a payment period may be made prior to the fifth anniversary of such Change in Control. Absent a payment option election, the Board of Directors shall direct the payment of any benefits payable under the Plan to or on behalf of the Participant in a lump sum payment to the Participant, or in the event of the Participant's death, to the Participant's designated beneficiary under the Plan.

         Section 6.3 Early Withdrawals. Notwithstanding any provision in this Plan to the contrary, a Participant may request, by providing a written request to the Officers Review Committee, a withdrawal prior to the distribution date under the Plan of all or any portion of his or her benefits from any of his or her Accounts under the Plan in increments of 25% (of aggregate Account value). If such a request is approved by the Officers Review Committee, which decision by the Officers Review Committee shall be made in its sole discretion on a case by case basis, a distribution of such benefits may be made to the Participant subject to a penalty for such an early withdrawal at any point equal to a six-month period of nonparticipation (during which no additional amounts will be credited to the Participant's Accounts under Sections 7.1(a), (b), (c) and 7.2(a) of the Plan) for each 25% increment withdrawn. The nonparticipation period would begin as of the date on which the request made by the Participant is approved by the Officers Review Committee. As a result, a Participant withdrawing his or her entire benefit from all of his or her Accounts would be excluded from eligibility to participate in the Plan for a 24-month period beginning as of the date of such approval by the Officers Review Committee. In addition, a penalty of 10% of the amount withdrawn will be imposed on any withdrawal made pursuant to this Section 6.3.

         Section 6.4 Hardship Withdrawals. In addition to the other distribution and withdrawal provisions of this Article VI and notwithstanding any provision herein to the contrary, in the event a Participant incurs an unforeseeable emergency, the Participant may request, by providing a written request to the Officers Review Committee, a hardship withdrawal of all or any portion of his or her




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benefits from his or her Accounts under the Plan. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. If such a request is approved by the Officers Review Committee, which decision by the Officers Review Committee shall be made in its sole discretion on a case by case basis, a hardship withdrawal may be permitted under this Section 6.4. Withdrawals of amounts because of an unforeseeable emergency are only permitted to the extent reasonably needed to satisfy the emergency need. This provision shall be interpreted in a manner not inconsistent with Sections 1.457-2(h)(4) and 1.457-2(h)(5) of the Treasury Regulations.

         Section 6.5 Distributions as Result of Tax Determination. Notwithstanding any provision in this Plan to the contrary, if, at any time, a court or the Internal Revenue Service determines that any amounts or shares credited to a Participant's Accounts under the Plan or Trust are includable in the gross income of the Participant and subject to tax, the Officers Review Committee may, in its sole discretion, permit a lump sum distribution of an amount equal to the amounts or shares determined to be includable in the Participant's gross income.

         Section 6.6 No Parachute Payment. An event described in Sections 6.1(d), (e) and (f) shall not constitute a Distributable Event if the Officers Review Committee in its reasonable discretion following consultation with appropriate tax and/or legal advisors reasonably determines that such distribution will likely constitute a parachute payment for purposes of Section 280G of the Code. Furthermore, if such event occurs subsequent to a Change in Control, the Officers Review Committee shall, at Energen's expense, promptly request a written opinion of the Independent Auditor with respect to the applicability of such Section 280G and such event shall not constitute a Distributable Event unless and until the Independent Auditor delivers its written unqualified opinion, a copy of which shall be provided to the Participant, to the effect that a distribution of benefits as a result of such event will not constitute a parachute payment under Section 280G of the Code. As used in this Section 6.6, the term independent auditor means the firm of certified public accountants which at the time of the Change in Control had been most recently engaged by Energen or such other comparable and nationally recognized firm of certified public accountants as may be selected by the Officers Review Committee in its reasonable discretion.

         Section 6.7 Distribution Upon Termination for Cause. In the event that a Participant is terminated for Cause (as defined below), the Company may, at its discretion, treat such termination or any date subsequent thereto as a Distributable Event. For purposes of this Plan, termination for Cause means termination based on any of the following:

                           (i) The willful and continued failure by the Participant to substantially perform Participant's duties with a Participating Employer (other than any such failure resulting from Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Participant specifically identifying the manner in which Participant has not substantially performed Participant's duties;

                           (ii) the engaging by Participant in willful misconduct which is demonstrably injurious to any one or more of the Participating Employers monetarily or otherwise; or

                           (iii)    the conviction of Participant of a felony.


                                  ARTICLE VII.
                             VALUATION OF BENEFITS.

         Section 7.1       Company Stock Account.

                  (a) Stock Award Deferral. When a Participant's Company Stock Account is to be credited for deferred amounts attributable to awards which would otherwise have been distributed to the Participant in the form of Common Stock, then the number of shares of Common Stock which would have otherwise been distributed to the Participant shall be credited to the Participant's Company Stock Account as of the date that such distribution to the Participant would have otherwise occurred.

                  (b) Cash Deferral. When a Participant's Company Stock Account is to be credited for deferred amounts which would have otherwise been distributed to the Participant in the form of cash, then the Participant's Company Stock Account shall be credited with that number of shares of Common Stock equal to the number of such shares that could have been purchased with such cash amounts at the Fair Market Value Average for the last business day of the month during which such cash amounts would have otherwise been distributed to the Participant.

                  (c) Discretionary Amount. When a participant's Company Stock Account is to be credited for a Discretionary Amount, it shall be credited with that number of shares of Common Stock equal to the number of such shares (including fractional shares) that could have been purchased with the dollar amount of the Discretionary Amount at the Fair Market Value Average for the last business day of the month during which such Discretionary Amount is authorized or such other date as may be specified in the Discretionary Amount authorization.

                  (d) Dividends. A Participant's Company Stock Account shall be credited on each Common Stock dividend payment date with that number of shares which could have been acquired through the Energen Corporation Dividend Reinvestment and Direct Stock Purchase Plan or similar successor plan (the "DRIP") by the reinvestment of the dividends payable on the number of shares of Common Stock credited to such Company Stock Account as of the record date for such dividend. In the event that the DRIP is no longer operative, or at such time as the Officers Review Committee in its discretion shall specify, the number of dividend reinvestment shares shall be calculated based on the Fair Market Value Average for the dividend payment date.

                  (e) Stock Dividend, etc. The Company Stock Account shall be adjusted to reflect any change in the outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination, Change in Control, exchange of shares, exchange for cash or other consideration, or other similar corporate change.

                  (f) Transfer upon Change in Control. In the event of a Change in Control, effective as of the close of business on the date of the Change in Control, each Participant's Investment Account shall be credited with an amount measured in dollars equal to the value of such Participant's Company Stock Account as of such time. Upon such crediting of the Investment Account, the Participant's Company Stock Account shall be closed and the Participant shall have no further interest in the Company Stock Account.

                  (g) Allocation of Cash Compensation. A Participant may request that part or all of deferred compensation attributable to Cash Compensation be allocated to the Participant's Company Stock Account. A Participant's request to make such an allocation or change a previous allocation must be in writing on an Allocation Request Form. All such requests are subject to acceptance by Energen in its discretion. If accepted by Energen, the allocation request will be effective as of the date specified by the request.


         Section 7.2       Investment Account.

                  (a) Deferred Amounts. When a Participant's Investment Account is to be credited with a deferred amount, that amount measured in dollars equal to such deferred amount shall be credited to the Investment Account as of the close of business on the date that such amount would have otherwise been paid to the Participant.

                  (b) Interest. Subject to 7.2(c), as of the close of the last day of each calendar quarter, an additional amount shall be credited to each Participant's Investment Account equal to the product of (i) the average daily balance in such Investment Account for the quarter, times (ii) one-fourth of the annual prime rate for corporate borrowers quoted at the beginning of the quarter by AmSouth Bank of Alabama, Birmingham, Alabama (or such other comparable interest rate as the Officers Review Committee may designate from time to time).

                  (c) Investment Options. Energen may permit a Participant to allocate the Participant's Investment Account among one or more investment options for purposes of measuring the value of the benefit. To the extent that the Investment Account is allocated to an investment option, it shall not be credited with interest under Section 7.2(b). That portion of the Investment Account allocated to an investment option shall be deemed to be invested in such investment option and shall be valued as if so invested, reflecting all earnings, losses and other distributions or charges and changes in value which would have been incurred through such an investment. The determination of which investment options, if any, to make available, and the continued availability of selected investment options rests in Energen's sole discretion; provided, that subsequent to a Change in Control, Energen shall maintain the availability of those investment options in place at the time of the Change in Control (or substantially equivalent investment options).

                  (d) Participant Allocation Request. A Participant's request to allocate or reallocate among investment options must be in writing on an Allocation Request Form in such increments as Energen may require. All such requests are subject to acceptance by Energen at its discretion. If accepted by Energen, an allocation request will be effective as of the close of business on the allocation date (as defined in Section 7.4).

         Section 7.3 Hypothetical Accounts. The Accounts established under this Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts (or subaccounts) shall hold or be required to hold any actual funds or assets.

         Section 7.4 Allocation Date. Upon acceptance of an allocation request pursuant to Section 7.1(g) or 7.2(d), Energen will process the request as soon as reasonably administratively practicable and the request shall be implemented and reflected in the Participant's account as of the close of business on such date as may be determined by Energen in its reasonable discretion (the "allocation date").

                                  ARTICLE VIII.
                               NONTRANSFERABILITY

         Section 8.1 Anti-Alienation of Benefits. Any benefits which may be credited to a Participant's Accounts under the Plan, and any rights or privileges pertaining thereto, may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; and no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

         Section 8.2 Incompetent Participants. If any person who may be eligible to receive a payment under the Plan has been legally declared incompetent and a conservator or other person legally charged with the care of such person or of his or her estate has been appointed, any payment under the Plan to which the person is eligible to receive shall be paid to such conservator or other person legally charged with the care of the person or his or her estate. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Participating Employers and the Plan therefor.

         Section 8.3 Designated Beneficiary. In the event of a Participant's death prior to the payment of all or a portion of any benefits which may be payable with respect to the Participant under the Plan, the payment of any benefits payable on behalf of the Participant under the Plan shall be made to the Participant's beneficiary designated on a Deferral Election Form. If no such beneficiary has been designated, payment shall be made as required under the Participant's will; or, in the event that there shall be no functioning will under applicable state law, then to such persons as, at the date of the Participant's death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the decedent's intestate property, in the proportions specified in such statute.

                                   ARTICLE IX.
                                   WITHHOLDING

         Section 9.1 Withholding. The amounts payable pursuant to the Plan may be reduced by the amount of any federal, state or local taxes required by law to be withheld with respect to such payments.


                                   ARTICLE X.
                                 VOTING OF STOCK

         Section 10.1 Voting of Company Stock. No Participant shall be entitled to any voting rights with respect to any shares credited to his or her Company Stock Account.


                                   ARTICLE XI.
                            ADMINISTRATION OF A PLAN

         Section 11.1 Administrator. The administrator of the Plan shall be Energen. However, the Board of Directors shall act on behalf of Energen with respect to the administration of the Plan and may delegate authority with respect to the administration of the Plan to the Officers Review Committee or such other committee, person or persons as it deems necessary or appropriate for the administration and operation of the Plan.

         Section 11.2 Authority of Administrator. Energen shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which any benefits may be payable, to resolve all questions concerning the status and rights of Participants and others under the Plan, including, but not limited to, eligibility for benefits and to make any other determinations which it believes necessary or advisable for the administration of the Plan. Energen shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing payments hereunder. The determinations, interpretations, regulations and calculations of Energen shall be final and binding on all persons and parties concerned. The Secretary of Energen shall be the agent of the Plan for the service of legal process in accordance with
Section 502 of the Employee Retirement Income Security Act of 1974, as amended.


         Section 11.3 Operation of Plan and Claims Procedures. Energen shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. Energen shall be responsible for the expenses incurred in the administration of the Plan. Energen shall also be responsible for determining eligibility for payments and the amounts payable pursuant to the Plan. Energen shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by Energen with respect to the Plan. The procedures for filing claims for payments under the Plan are described below. For claims procedures purposes, the "Claims

Manager" shall be Energen.

                  (a) Claim Forms. It is the intent of Energen to make payments under the Plan without the Participant having to complete or submit any claims forms. However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for payments in writing to Energen. Any claim for payments under the Plan must be made by the Participant or his or her beneficiary in writing and state the claimant's name and the nature of benefits payable under the Plan on a form acceptable to Energen. If for any reason a claim for payments under the Plan is denied by Energen, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent provisions of the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                           (i) The claimant's claim shall be deemed to be filed when presented orally or in writing to the Claims Manager.

                           (ii) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

                  (b) Review. The claimant shall have 60 days following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant's representative may review pertinent documents and submit written issues and comments.

                  (c) Decision on Review. The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of the claimant's claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 11.3.

         Section 11.4 Participant's Address. Each Participant shall keep Energen informed of his or her current address and the current address of his or her beneficiary. Energen shall not be obligated to search for any person. If the location of a Participant is not made known to Energen within three (3) years after the date on which payment of the Participant's benefits payable under the Plan may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one (1) additional year after such three-year period has elapsed, or, within three (3) years after the actual death of a Participant, Energen is unable to locate any designated beneficiary of the Participant, then Energen shall have no further obligation to pay any benefit hereunder to or on behalf of such Participant or designated beneficiary and such benefits shall be irrevocably forfeited.


                                  ARTICLE XII.
                            MISCELLANEOUS PROVISIONS

         Section 12.1 No Employment Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service or employ of any Participating Employer.

         Section 12.2 Participants Should Consult Advisors. Neither any Participating Employer, nor their respective directors, officers, employees or agents makes any representation or warranty with respect to the state, federal or other tax, financial, estate planning, or the securities or other legal implications of participation in the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.

         Section 12.3 Unfunded and Unsecured. The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision shall at any time be made with respect to segregating assets of any Participating Employer for payment of any amounts hereunder. Any funds invested hereunder allocable to a Participating Employer shall continue for all purposes to be part of the respective general assets of such Participating Employer and available to the general creditors of such Participating Employer in the event of a bankruptcy (involvement in a pending proceeding under the Federal Bankruptcy Code) or insolvency (inability to pay debts as they mature) of such Participating Employer. Energen shall promptly notify the Trustee and the applicable Participants of such bankruptcy or insolvency of a Participating Employer. No Participant or any other person shall have any interests in any particular assets of any Participating Employer by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any general unsecured creditor of any Participating Employer. The Plan constitutes a mere promise by the Participating Employers to make payments to the Participants in the future. With respect to the guarantee of Energen under Section 2.2, Participants have rights only as general unsecured creditors of Energen. Nothing contained in the Plan shall constitute a guaranty by any Participating Employer or any other person or entity that any funds in any trust or the assets of any Participating Employer will be sufficient to pay any benefit hereunder. Furthermore, no Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.

         Section 12.4      The Trust.

                  (a) Establishment of Trust. In order to provide assets from which to fulfill its obligations to the Participants and their beneficiaries under the Plan, Energen shall establish a Trust by a trust agreement with a third party, the Trustee, to which Energen may, in its discretion, contribute cash or other property, including securities issued by Energen, to provide for the benefit payments under the Plan. The Trustee will have the duty to invest the Trust assets and funds in accordance with the terms of the Trust. Energen shall be entitled at any time, and from time to time, in its sole discretion, to substitute assets of at least equal fair market value for any assets held in the Trust. All rights associated with the assets of the Trust will be exercised by the Trustee or the person designated by the Trustee, and will in no event be exercisable by or rest with Participants or their beneficiaries. The Trust shall provide that in the event of the insolvency of Energen, the Trustee shall hold the assets for the benefit of the general creditors of Energen and its affiliated companies. The Trust shall be based on the model trust contained in Internal Revenue Service Revenue Procedure 92-64 with such changes and modifications as may be approved by Energen.

                  (b) Contribution Upon Change in Control. If as of the close of business on the date of a Change in Control, the aggregate value of the Participant Accounts exceeds the value of the Trust assets, then within thirty days of such Change in Control, Energen shall contribute to the Trust assets having a value at least equal to the amount of such excess.

         Section 12.5 Plan Provisions. Except when otherwise required by the context, any singular terminology shall include the plural.

         Section 12.6 Severability. If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         Section 12.7 Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Alabama shall apply with respect to the Plan.


                                  ARTICLE XIII.
                                   AMENDMENTS

         Section 13.1 Amendment of the Plan. Energen reserves the power to alter, amend or wholly revise the Plan at any time and from time to time by the action of the Board of Directors and the interest of each Participant is subject to the powers so reserved; provided, however, that no amendment made subsequent to a Change in Control shall be effective to the extent that it would have a materially adverse impact on a Participant's reasonably expected economic benefit attributable to compensation deferred by the Participant prior to the Change in Control. An amendment shall be authorized by the Board of Directors and shall be stated in an instrument in writing signed in the name of Energen by a person or persons authorized by the Board of Directors. After the instrument has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth, and all parties interested herein shall be bound thereby. No amendment to the Plan may alter, impair, or reduce the benefits credited to any Accounts prior to the effective date of such amendment without the written consent of any affected Participant.

                                  ARTICLE XIV.
                                  TERM OF PLAN

         Section 14.1 Term of the Plan. Energen may at any time terminate the Plan by action of the Board of Directors with such termination being effective as of the date that all Participant Accounts have been distributed to Participants in accordance with and subject to the provisions of Article VI of the Plan including, without limitation, Section 6.6 of the Plan. Effective as of the date of such Board of Directors action (or such later date as may be specified therein) all Section 4.1 compensation deferral elections will terminate and no further amounts shall be credited to any Accounts of any Participant under Sections 7.1(a), (b), (c) and 7.2(a) after such date. However, the Participants' Accounts shall continue to be adjusted by the other provisions of Sections 7.1 and 7.2 until all benefits are distributed to the Participants or to the Participants' beneficiaries.









         As adopted April 25, 1997 by Energen Corporation, Alabama Gas Corporation, Taurus Exploration, Inc., Taurus Exploration U.S.A., Inc., EGN Services Inc., Basin Pipeline Corp., Midtown NGV, Inc. and American Heat Tech, Inc., amended November 25, 1997, further amended September 23, 1998, and further amended October 27, 1999 (effective as of October 1, 1999).




                                                  ----------------------------
                                                  Assistant Secretary